                         NOTICE OF GUARANTEED DELIVERY
                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                              RED ROOF INNS, INC.
                                       TO

                             RRI ACQUISITION CORP.
                    AN INDIRECT, WHOLLY OWNED SUBSIDIARY OF

                                   ACCOR S.A.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON THURSDAY, AUGUST 12, 1999, UNLESS THE OFFER IS EXTENDED.

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined in the Offer to Purchase, dated July 16, 1999 (the "Offer to Purchase")) (i) if certificates ("Share Certificates") evidencing shares of Common Stock, par value $0.01 per share (the "Shares"), of Red Roof Inns, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Harris Trust Company of New York, as Depositary (the "Depositary"), on or prior to the Expiration Date (as defined in the Offer to Purchase) or
(iii) if the procedures for delivery of Shares by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary and must include a guarantee by an "Eligible Institution" (as defined in the Offer to Purchase). See Section 3 -- "Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

                        The Depositary for the Offer is:

                        HARRIS TRUST COMPANY OF NEW YORK

             By Mail:                By Hand or Overnight Courier:        By Facsimile Transmission:
       Wall Street Station                   Receive Window                     (212) 701-7636
          P.O. Box 1023                    Wall Street Plaza
     New York, NY 10268-1023           88 Pine Street, 19th Floor             Confirm Receipt of
                                           New York, NY 10005              Facsimile by Telephone:
                                                                                (212) 701-7624

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

Ladies and Gentlemen:

     The undersigned hereby tender(s) to RRI Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware and an indirect, wholly-owned indirect subsidiary of Accor S.A., a corporation organized and existing under the laws of France, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section
3 -- "Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

Number of Shares:
---------------------------------

Share Certificate Number(s)
(if available):
--------------------------------------

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If Share(s) will be delivered by book-entry transfer, check this box. [ ]

Account Number:
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Name(s) of Record Holder(s):
-------------------

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                             (PLEASE TYPE OR PRINT)

Address(es):
---------------------------------------

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                                   (ZIP CODE)

Area Code and Telephone
Number(s):
----------------------------------------

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                                  SIGNATURE(S)

Dated:
----------------------------------------, 1999

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a financial institution which is a member of the Securities Transfer Agents Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Exchange Act and (b) guarantees to deliver to the Depositary, at its address set forth above, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or a timely confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry delivery, an Agent's Message (as defined in the Offer to Purchase), and any other required documents, all within three New York Stock Exchange, Inc. trading days of the date of execution of this Notice of Guaranteed Delivery.

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                                  NAME OF FIRM

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                                    ADDRESS

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                                    ZIP CODE

Area Code and
Telephone Number:
--------------------------------

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                              AUTHORIZED SIGNATURE

Name:
----------------------------------------------
                             (PLEASE PRINT OR TYPE)

Title:
-----------------------------------------------

Dated:
----------------------------------------, 1999

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.